CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 38 to Registration Statement No. 033-19949 of our report dated February 22, 2019, relating to the financial statements of Talcott Resolution Life Insurance Company and subsidiaries, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

Hartford, Connecticut

April 30, 2019

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 38 to Registration Statement No. 033-19949 of our report dated April 18, 2019, relating to the financial statements of each of the individual sub-accounts which comprise Talcott Resolution Life Insurance Company Separate Account Two, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

Hartford, Connecticut

April 30, 2019